Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC

1.
The name of the limited liability company is Goldman Sachs Private Middle Market Credit LLC.
2.
The Certificate of Formation of the limited liability company is hereby amended by deleting Item 1 thereof in its entirety and inserting in lieu thereof the following:
1.
Name. The name of the limited liability company formed hereby is Silver Capital Holdings LLC.
3.
This Certificate of Amendment shall be effective upon its filing with the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of Goldman Sachs Private Middle Market Credit LLC as of the 17th day of December, 2024.

By:	/s/ Stanley Matuszewski
Name:	Stanley Matuszewski
Title	Chief Financial Officer

State of Delaware Secretary of State Division of Corporations Delivered 10:53AM12/17/2024 FILED 10:53AM12/17/2024 SR 20244516177 – File Number 5916379